CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President and Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Charles Street Trust, Inc. – Legg Mason BW Global Opportunities Bond Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2011 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer	Chief Financial Officer
Legg Mason Charles Street Trust, Inc. -	Legg Mason Charles Street Trust, Inc. –
Legg Mason BW Global Opportunities	Legg Mason BW Global Opportunities
Bond Fund	Bond Fund

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: August 26, 2011	Date: August 26, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.